EXHIBIT 10.5 Agreement between GFY Foods, Inc. and Jorge Castro, Consultant

GFY FOODS, INC.

January 28,2004

Jorge Castro

Dear Sir or Madam:

By this letter, I am pleased to confirm our agreement concerning a strategic advisory relationship. As a result of our discussions, we are enthusiastic about the prospects for the Company and have a strong interest in contributing to its growth and prosperity as a Consultant.

The purpose of this letter is to outline the terms and conditions of the engagement by the Company of this firm (the "CONSULTANT") as the Company's exclusive strategic advisor for Business Combinations as set forth below.

Introduction and Exclusive Nature
---------------------------------

CONSULTANT will assist the Company in arranging introductions to strategic partners ("Strategic Partners") and/or discussions that may facilitate its business as well as supply consulting services to Management from time to time to assist as to Business Combinations discussed herein. CONSULTANT may also pursue other appropriate objectives or prospects deemed necessary to further the interests of the Company, all in the discretion of CONSULTANT.

CONSULTANT is appointed the Company's exclusive advisor for Business Combinations for the term of this Agreement. During the term, Company shall not, directly or indirectly through a subsidiary or otherwise, a. engage or compensate any person or firm supplying the same or similar services; or b. consider, execute any agreement relating to, or consummate any Business Combination transactions or opportunities unless presented by the CONSULTANT.

Company acknowledges and agrees that the compensation, prior to the consummation of any Business Combination, to Consultant does not adequately compensate Consultant for Consultant's valuable time and expenditures, and so provisions apply herein to insure that Company will not utilize other consultants to consummate such a transaction, and to otherwise secure the performance of this Agreement by the Company.

I. PERFORMANCE OF SERVICES

Consultant may supply services, without guarantee of outcome, as listed under Schedules A, S, and C hereto, from time to time during the term of this Agreement, as determined by Consultant, and such other services as detailed below.

STRATEGIC PARTNER INTRODUCTIONS

Under this Agreement, CONSULTANT will use reasonable best efforts throughout the term of this Agreement with the intent, without guarantee, to facilitate a collaborative relationship with a Strategic Partner(s), but none needs to be accepted unless satisfactory to the Company in its discretion. There are a number of contacts, at senior levels, to whom CONSULTANT may effect an introduction of Company for the purpose of assisting the Company's pursuits. These introduction services may include, but are not necessarily limited to, the following, as determined and pursued by CONSULTANT to reasonable ability and discretion:

         1. Identify what specific types of companies/entities that best fit the parameters for a Company Strategic Partner(s).

         2. Schedule and conduct introductory meetings with potential Strategic Partners.

         3. Coordinate the follow-up conversations, meetings and, when instructed by Company, any negotiations that might result from the original introductory meetings.

         4. Advise Company on how best to assist Company in securing a desired prospective new Strategic Partner(s).

STRATEGIC CONSULTANT INTRODUCTIONS

Under this Agreement, CONSULTANT will use reasonable best efforts throughout the term of this Agreement to facilitate a collaborative relationship with other consultants. There are a number of consultants to whom CONSULTANT may effect an introduction of Company for the purpose of assisting the Company's pursuits.

DIRECT CONSULTING

In regard to strategic planning, CONSULTANT will, to the extent of Consultant's abilities:

Review Company's current and proposed structures with regard to budget and business plan objectives, and written materials relating to strategic planning which are supplied to CONSULTANT, and reasonably discuss comments and questions.

ADDITIONAL CONSULTING

CONSULTANT may also provide the following services to the Company if and as we agree during the term of this Agreement, or same may be supplied by other introducing Consultants:

a) Assistance and advisement as to your formal Business Plan or amendments within the ability of CONSULTANT.
b) Introductions to legal counsel, accounting, investment banking and other professionals to provide services to the Company as needed.
c) Introductions to potential strategic partners, business associates and other contacts to assist the Company with the implementation of its business plan.

d) Identifying candidates for potential mergers and acquisitions.
e) Introductions to technical professionals who are competent in executing the business's development needs.

Any and all services of Consultant herein may be supplied by Consultant or other consultants as determined by Consultant in its discretion.

II. - Definitions

For purposes of this Agreement, Strategic Partner(s) includes, but is not limited to, any company, person or entity that furthers the Companies objectives, either domestically or internationally by partnering with the Company, licensing or purchasing or marketing of services/products; acting as an agent; or entering into a joint venture agreement or merger, sale, purchase, exchange or acquisition in any manner or similar agreement or transaction ("Business Combination").

III - Compensation/Expense Reimbursement
----------------------------------------

Company and CONSULTANT agree to the following as the compensation or expense reimbursement for the performance of the services outlined above.

BUSINESS COMBINATION COMPENSATION AND EXPENSE (NON-ACCOUNTABLE) REIMBURSEMENT (CHECK IF APPLICABLE: X )
                     ---

As a non-refundable payment for Business Combination introductions and advice, whether or not successful or accepted by the Company, Company shall make available to CONSULTANT a sum of $2.000.000 Worth of Shares of Common Stock at this time, to compensate for all fees and expenses of CONSULTANT and firms or persons specifically engaged and contracted to CONSULTANT without the need of CONSULTANT to supply any accounting, and, if checked ________________________ CONSULTANT hereby agrees that no other fees or expenses are due as of this date under this Agreement; provided HOWEVER:

a. the parties acknowledge that such Shares, upon issuance and delivery to counsel of CONSULTANT as stated below, shall be deemed available to CONSULTANT as unearned and subject to being earned by CONSULTANT and other consultants engaged or arranged by CONSULTANT, all as determined by CONSULTANT, and not subject to return to the Company notwithstanding any reason whatsoever, the CONSULTANT has full authority to direct where the Shares shall be sent and transferred and the Company shall not interfere in any way whatsoever, that the CONSULTANT may direct, by written notice to the Company, the Shares be sent initially to legal counsel for the CONSULTANT, and that such counsel shall dispose of the Shares only as directed by the CONSULTANT, without accounting to the Company or any responsibility whatsoever to Company to respond to any communication or otherwise, and

b. further, the Company agrees that in the case of any combination or reverse stock split of the common stock of the Company, the Consultant shall be immediately given such additional shares as to maintain the exact number of shares the Consultant has prior to the action taken by the Company and: a. the Consultant may deem such additional shares to be held for other persons or firm in whole or part under terms reached by the Consultant with such other persons or firms, and b. the date of issuance of the additional shares shall relate back to the date of issuance of the Shares above.

b. notwithstanding anything, CONSULTANT shall be entitled to $1,000,000 in cash or free trading common stock of the Company if and when the Company enters into an agreement to acquire, in any manner, any business, assets or otherwise, as in the case of a Business Combination, introduced by CONSULTANT; and

c. from time to time, upon invoice to the Company, Company will provide additional free trading shares of common stock to the Consultant.

The parties agree that the value of shares of stock given to CONSULTANT is not equal to any trading price of the common stock of the Company as stated under Exhibit B and that a certain number of the shares may be intended, as determined by the CONSULTANT, for others, who are consultants, or otherwise as to the CONSULTANT, so such shares for others are not owned by the CONSULTANT and will not be deemed by the CONSULTANT as compensation to CONSULTANT.

IV - Disclosure" Escrow" Additional Services" Additional Agreements
-------------------------------------------------------------------

A. In conjunction with CONSULTANT becoming familiar with the Company, Company will make available, on a timely basis, such information as CONSULTANT may reasonably require regarding Company, its assets, liabilities, earning power, financial condition, historical performance and assumptions used in projecting future results. For example, promptly following the execution of this Agreement, Company will supply CONSULTANT with the items listed under Exhibit A.

B. (i) Immediately upon execution of this Agreement, Company shall cause it's significant shareholders and any others, as identified under Exhibit C, to transfer into the name of Consultant, as a pledge during the term of this Agreement, those shares identified under Exhibit C by executing all necessary stock powers and instruction letters. Under this arrangement, Consultant shall not own the shares during the term of this Agreement, nor vote them, but upon a breach of this Agreement by the Company, CONSULTANT shall be entitled to take any action it deems appropriate as to the shares including, without limitation, to transfer the shares to others having provided services to CONSULTANT for example, without any need to account to the Company and with the Company to be responsible in all ways as to the shareholder pledging the shares (so that by execution of this Agreement and the pledging of the shares, it is confirmed to the CONSULTANT that the shareholder agrees to this paragraph has no claim and will never have any claim against CONSULTANT or any transferee of the shares and neither the CONSULTANT nor any transferee has any responsibility to the shareholder.

(ii) The Company agrees that in the case of any combination or reverse stock split of the common stock of the Company, the Consultant shall be immediately given such additional shares as to maintain the exact number of shares the Consultant holds, under the escrow, prior to the action taken by the Company and: a. the Consultant may deem such additional shares to be held for other persons or firm in whole or part under terms reached by the Consultant with such other persons or firms, and b. the date of issuance of the additional shares shall relate back to the date of escrow of the shares above.

C. Immediately upon the execution of this agreement, during the term of the agreement, the company shall engage and compensate an attorney presented by CONSULTANT to act as a lawyer providing services for the benefit of the company relating to its securities law plans which shall include public reporting filings with the SEC and also an accounting firm to become the auditor to the Company as soon as acceptable to such accounting firm and an EDGAR service to assist the Company in its filing relating to EDGAR: the Company agrees to use, exclusively, such three other service providers and compensate them promptly in accordance with agreements to executed between the Company and such service providers immediately following the execution of this Agreement

D. Company represents it has or will, immediately, increase it's authorized common stock to 25 billion shares and complete the necessary filing with the SEC in order for the 5 billion shares above to be issued and delivered without legend as set forth above.

E. For the first six months of this Agreement, the Company agrees not to directly or indirectly issue any shares of common stock to any Director or officer of the Company, or to any former Director or officer of the Company, and if the Company issues, at any time and from time to time, any shares of common stock to any person or firm for any reason during said six months, it will increase the payment of 5 billion shares above by simultaneously issuing and delivering a like number of shares, as issued to the other person or firm, to be sent to the Consultant or counsel of Consultant, as directed by the Consultant.

V - Indemnification
-------------------

Company will afford CONSULTANT the opportunity to review any information which Company plans to make to third parties relating to proposed transactions with parties introduced to Company pursuant to this Agreement. Company will also indemnify and hold harmless CONSULTANT, related entity officers, directors, employees, partners, affiliates, advisors or any investment banker, attorney or other agent retained by CONSULTANT against any liability, losses, claims, damages (including the amount of any settlement), or expense (including attorney's fees and costs) resulting from misstatement of a material fact in or omission of a material fact from information furnished by Company.

VI - Termination
----------------

This Agreement shall remain effective for 12 months from its date ("Expiration Date"), and thereafter all rights of the parties shall cease except for: the right of CONSULTANT to receive and the obligation of Company to pay (a) any payment of anything due for any reason hereunder and (b) any payment for any reason due after Expiration Date and the following sections shall survive any termination: III (as to accrued compensation, accrued expense reimbursements otherwise due, and fees which become due after termination due to CONSULTANT efforts prior to termination for a Business Combination), V, VI, VII and VIII.

VII - Other Conditions
----------------------

This Agreement contains the entire agreement between Company and CONSULTANT and supersedes all prior agreements as to the subject hereof and can only be amended in writing as mutually agreed to by Company and CONSULTANT. It is expressly understood that each party is an independent contractor with the sole responsibility for its own business. It is further agreed and understood that CONSULTANT is not and shall not represent it to be an agent of Company for any purpose. Neither party has the right or authority to assume or create an obligation of any kind for or on behalf of the other, or to bind the other in any respect. It is expressly understood that CONSULTANT will not act as a broker or finder, or as an attorney or as an accountant, and that the compensation and expense reimbursement referred to above is in exchange for strategic advisory services, and to reimburse CONSULTANT and is specifically not a brokerage fee, nor a finder's fee, nor a legal fee, nor an accounting fee. Any lawyers or accountant or advisors of CONSULTANT, unless specifically engaged in writing between the Company and such person or firm, is not under contract with the Company and represents CONSULTANT exclusively. All payments to CONSULTANT are non-refundable. Company represents that consummation of any transaction contemplated herein will not conflict with or result in a breach of any of the terms, provisions or conditions of any written agreement to which it is a party.

VIII - Miscellaneous Provisions
-------------------------------

A. GENDER. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

B. SEVERABILITY. If a court of competent jurisdiction hereof deems any provision unenforceable, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

C. FURTHER COOPERATION. From and after the date of this Agreement, each of the to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

D. WAIVER. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

E. EXPENSES. Except as otherwise provided herein, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.

F. AMENDMENT. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto.

G. NOTICES. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the parties herein shall be their addresses unless later advised in writing.

H. CAPTIONS. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

I. COUNTERPART EXECUTION. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and this Agreement may be executed by fax.

J. ASSIGNMENT. This Agreement is not assignable without the written consent of the parties, except CONSULTANT may assign this Agreement or rights hereunder in whole or part at any time.

K. PARTIES IN INTEREST. Provisions of this Agreement shall be binding upon and insure to the benefit of and be enforceable by the parties, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or ability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subornation over, or action against, any party to this Agreement.

L. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties on the subject matter hereof and supersedes all prior agreements and understandings on the subject hereof.

M. CONSTRUCTION. The parties agree and acknowledge that each has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the parties have mutually negotiated and drafted this Agreement.

N. COOPERATION. The parties hereto agree to cooperate with one another in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any party hereto, or legal counsel to any party hereto.

O. INDEPENDENT LEGAL COUNSEL. The parties hereto agree that (i) each has retained independent legal counsel in connection with the preparation and of this Agreement, (ii) each has been advised of the importance of retaining legal counsel, and (iii) by the execution of this Agreement, each party who has not retained independent legal counsel acknowledges having waived such right. Both parties acknowledge and waive any conflict of interest claim as to the representation of the above referenced law firm of both parties from time to time.

P. CHOICE OF LAW/VENUE. The laws of the State of Illinois shall apply to this Agreement without reference to conflict of law principles, and the sole venue for any dispute or suit between the parties shall be a court of competent jurisdiction in the location of the CONSULTANT in Illinois.
If you agree to the foregoing, please sign and return a copy of this letter by fax or by hand to me.

Sincerely yours,

/S/ ED SCHWALB
--------------
Ed Schwalb, President

Agreed By:

/S/ JORGE CASTRO
----------------
Jorge Castro, Consultant

EXHIBIT A
DUE DILIGENCE ITEMS

Due Diligence Items
-------------------

Please obtain as much of the following as available. Exact copies, not originals, are requested. Please return a copy of this marked to show what is attached, and what may not be applicable. Please supply all items to the contact information at the end of this list.

WARNING: the fact you may supply an item does not mean we represent or promise we will read it in full, understand it or consider it in the context of any project, nor do we undertake to return anything.

1. Articles of Incorporation- a copy of the filing with the State, including any amendments.

2. Bylaws- including any amendments.

3. Agreements- a copy of all current, including amendments, agreements, whether in the form of a written Agreement, or by Memorandum, Letter of Intents, Letter Agreements, or otherwise, involving anything and everything relating to the Company, or any affiliated business, including:

-employees
-stock options, warrants, and subscriptions
-security and loan agreements
-financing statements
-voting agreements
-shareholder agreements
-transfer agent agreement
-accountant engagement
-license agreements
-merger or acquisition agreements

Note: if there are any verbal agreements please provide a Memorandum explaining same.

4. Financial Statements-a copy of the latest financials, including notes.

5. List of Liabilities-please itemize and explain all current outstanding liabilities, with copies of all related documents, like demand letters.

6. List of Assets-please itemize and explain all current outstanding assets, with copies of all related documents.

7. Name, Age and Resume for each Director-the resume should explain what, from date to date, the person has been doing in the past 5 years (name companies, title, and business of the company), and degrees, including name of school, name of degree and date given, when they became involved with the

Company, what is their ownership in the Company, and any past problems including felonies, bankruptcies (whether individual or relating to a company they were involved in), loss of any license, and any governmental penalty or prohibition applicable to the person.

8. Name, Age and Resume for each Officer-same as above

9. Business Plan-including any projections-- past or present, latest as available; and any industry information, like articles, research, etc.

10. Shareholder's List-current certified shareholders list identifying free and restricted shares. A list should supply the name, address and number of shares held. This also applies to any other securities of the Company.

An itemization of the capitalization of the Company detailing:

-how many shares are free trading, and how many restricted--but also how many restricted shares are over one year old, so that they may shortly be free trading, and list of all other securities held by persons and firms;

-the names of persons and firms, and amounts, holding over 5% of the stock; and

-an explanation of all capital raising transactions in past 12 months--for example any Rule 504 offerings, or simple private stock sales, including how much raised, copies of documentation, etc.

12. Copy of Corporate Minutes Book-if available, showing all corporate minutes, and enclosures.

13. Patents, Trademarks, etc.-a list and supportive documentation as to all proprietary rights, whether registered or pending.

14. Stock Offerings-a copy of all current and past offering materials, including prospectuses, of the Company, and any registrations, Form 0 Federal, and state filings.

15. Affiliated Transactions-explain any arrangements or agreements involving any Director, officer, or 5% or more shareholder and the Company or other affiliated entity, like leases,. past sales of equipment, consulting fees, etc.

16. Subsidiary and Other Affiliated Entities-an explanation of any subsidiary or affiliated entity, including name and details.

17. Please supply the current corporate addresses and locations for the Company, including fax numbers and E-Mail and Web page addresses. Designate, also, the main one for our records.

-to the extent any useful materials to expedite our work is on disk in Microsoft Word 2000, or compatible, such as the Business Plan and offering materials, please supply a disk besides an email containing same
-please mark the above list or do a Memorandum or letter back to me with a list of responses to each item above, like "Not Applicable" or "Document Attached" as examples;
-please supply any other information that is material to the Company; and -please confirm bye-mail when the above was sent including date and time sent and anticipated delivery, and Federal Express tracking number as applicable.

CONTACT INFO--NAME, ADDRESS, EMAIL, PHONE AND FAX ATTACHED.

EXHIBIT B

LOCKUP

Lock Up Agreement
-----------------

THIS AGREEMENT Is entered into by and between the undersigned Company and Jorge Castro as the Shareholder, effective as of the date below.

RECITALS:

WHEREAS;

1. The Company has or will issue shares of common stock in the Company AShares") to the Shareholder, which Shares are free trading Shares;

2. the Company is a trading company listed on the NASD Bulletin Board or nationally recognized stock exchange or otherwise;

3. the trading of the Company stock is deemed to provide a generally acceptable basis, absent special circumstances as discussed below, of valuation of at) ownership interest in the Company, and specifically trading occurs regularly and not by appointment or in any unusual or sporadic method relative to most stocks of the forum or exchange on which trading occurs;

4. the parties wish to acknowledge that the Shartes do not have the same value as shares of the trading stock of the Company, given the number of the Shares reduces the marketability of the stock and therefore reduces the value in that the Shares cannot be liquidated immediately at the market price reported on the medium that the common stock of the Company trades on; and

5. further, the Shareholder is agreeing not to sell all the Shares immediately but to do so over a period of 90 days or more from this date, from time to time, in parts, thereby further reducing the value of the Shares to the Shareholder by accepting a further restriction on the stock;


NOW,

Therefore:

FOR GOOD AND VALUABLE CONSIDERATIONS RECEIVED, AND THE MUTUAL PROMISES HEREIN, THE PARTIES AGREE AS FOLLOWS:

1. The Company and Shareholder agree that the valuation of the Shares cannot be done based only on the trading price of the common stock. The valuation is substantially less than market value. While the sale of one share of stock acquired by a person from the Company may readily be undertaken at the market price as reported by the trading medium, the Shareholder acquiring a larger quantity of stock and attempting to sell on a particular day, may not and probably would not (depending upon the strength of demand for shares of the Company stock, a future unknown variable, commonly referred to as volume indications) be able to dispose OF such quantity of the stock at the market price. Further, any attempt to sell all the Shares or a good portion would result in a substantial decline of price resulting from an attempt to sell more shares than the market will bear in a short period of time.

2. Assuming the Shareholder must sell the Shares over time, more risks are then encountered, and these include: the Company must remain publicly reporting and current at the time and trading, and the Shareholder bears the risk of volatility in the trading price.

3. The Shareholder agrees, as an additional restriction, to not sell Shares anal once but to only sell the Shares, from time to time, in quantities as determined by the Shareholder, over a 90 day period or more from the time the Shareholder acquires the Shares. This further reduces the value of the Shares.

4. The parties agree that the Shareholder, upon advice of counsel and the accountant for the Shareholder, shall be permitted to set the valuation of the Shares, and notify the Company of same, and the Company agrees to abide by such valuation for all purposes.

5. This Agreement shall be governed exclusively by the laws of the State of Illinois without reference to conflict of law principles, and the exclusive jurisdiction for any claim of dispute hereunder or relating hereto shall be a court of competent jurisdiction in Illinois. This Agreement may be executed in counterparts and by fax.

Company: GFY Foods, Inc.

Name:  /S/ ED SCHWALB
       --------------
By :  Ed Schwalb, President

EXHIBIT C
SHAREHOLDER OR SHAREHOLDERS/SHARES

LIST INFORMATION

SCHEDULE A PREACQUISITION SERVICES

SCHEDULE B ACQUISITION SERVICES

SCHEDULE C GENERAL WORK SERVICES

                      ADDENDUM TO AGREEMENT GFY FOODS, INC.
                      -------------------------------------

This addendum (the "Addendum") to that certain agreement dated January 28, 2004 (the "Agreement") by and between GFY Foods, Inc.("GFY") and Jorge Castro ("Consultant") is executed this 28 of January, 2004 and is Incorporated Into the Agreement as fully set forth.

WHEREAS, the Agreement provides certain services to be performed by Consultant;

WHEREAS, GFY want to make clear the primary expectation of services to be provided by Consultant;

NOW THEREFORE, the terms of the agreement are clarified as follows:

1. The terms and conditions of the aforesaid Agreement are incorporated herein by reference as though fully set forth and are hereby reaffirmed by the parties hereto.

2. Notwithstanding any other duties of the Consultant provided in the Agreement, GFY hereby expressly acknowledges and directs Consulting to provide services specifically focused on mergers and acquisition through strategic partner introductions as set forth on Page 2 of the Agreement.

3. Consultant shall export coffee for GFY Foods, Inc.

IN WITNESS WHEREOF, the undersigned parties execute this Addendum on the day first above mentioned.

GFY Foods, Inc., a Nevada Corporation

By: /S/ ED SCHWALB
    ---------------------
    Ed Schwalb, President

/S/ JORGE CASTRO
------------------------
Jorge Castro, Consultant